                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES



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Pricing Supplement No. 3                                    Trade Date: 1/31/01
(To Prospectus dated March 22, 2000 and Prospectus
Supplement dated January 29, 2001)                           Issue Date: 2/8/01

The date of this Pricing Supplement is February 2, 2001


         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAC8             $10,110,000.00              6.30%                  2/15/11                  100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption        (including the redemption price)
    ----------------        -----------------     ---------------------        --------------------------------
        8/15/01                    yes                     yes                      100% beginning 2/15/02
      semi-annually                                                                   semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $9,963,405.00             $146,595.00            $2.00                  ABN AMRO Inc.